EXHIBIT 7.3

              FORTUNE DIVERSIFIED INDUSTRIES, INC AND SUBSIDIARIES
                   Pro Forma Consolidated Financial Statements




                              TABLE OF CONTENTS

Basis of Preparation...........................................................1

Financial Statements
    Pro forma consolidated balance sheet that assumes the combination occurred on May 31, 2003...................................................2
    Pro forma consolidated statement of operations for the twelve months ended August 31, 2002, which combines FDVI's results of operations for the twelve months ended August 31, 2002, with NCI's results of operations for the twelve months ended August 31, 2002..........3
    Pro forma consolidated statement of operations for the nine months ended May 31, 2003 that combines the unaudited results of operations of FDVI from the nine-month period of September 1, 2002 to
    May 31, 2003 with NCI's results of operations for the nine-month period of October 1, 2002 to June 30, 2003.................................4
    Notes to Pro Forma Consolidated Financial Statements.......................5

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS BASIS OF PREPARATION

The following unaudited pro forma consolidated financial statements give effect to the purchase by Fortune Diversified Industries, Inc. and Subsidiaries ("FDVI") of Nor-Cote International, Inc. and its subsidiaries ("NCI"). Pro forma adjustments related to the pro forma consolidated balance sheet are computed assuming the combination was consummated at May 31, 2003. The pro forma consolidated balance sheet combines FDVI's unaudited balance sheet as of May 31, 2003 with NCI's balance sheet as of June 30, 2003. The pro forma consolidated statement of operations assumes that the combination occurred on August 31, 2002. The pro forma consolidated statement of operations for the twelve months ended August 31, 2002 combines FDVI's results of operations for the twelve months ended August 31, 2002, with NCI's results of operations for the twelve months ended August 31, 2002. The pro forma consolidated statement of operations for the nine months ended May 31, 2003 combines the unaudited results of operations of FDVI from the nine-month period of September 1, 2002 to May 31, 2003 with NCI's results of operations for the nine-month period of October 1, 2002 to June 30, 2003.

The pro forma consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the combination been consummated as of the beginning of the periods presented and should not be construed as representative of future operations. Further, interim results are not necessarily indicative of results to be realized for a full year due to the effects of, among other things, seasonality.

These pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of FDVI, which are included in FDVI's Annual Report on Form 10-K, and the historical financial statements and the related notes thereto of NCI included herein.

              FORTUNE DIVERSIFIED INDUSTRIES, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                  ASSETS
                                                                Fortune         Nor-Cote
                                                                 May 31,        June 30,       Proforma         Proforma
                                                                  2003            2003        Adjustments       Combined
                                                              ------------    ------------    ------------    ------------
CURRENT ASSETS
    Cash and equivalents                                      $    196,000    $  1,014,000                    $  1,210,000
    Accounts receivable, net                                     2,672,000       1,596,000                       4,268,000
    Inventory, net                                                 844,000       1,118,000                       1,962,000
    Other current assets                                           123,000         371,000                         494,000
    Deferred income taxes                                               --         157,000        (157,000)(d)           0
                                                              ------------    ------------    ------------    ------------
       Total Current Assets                                      3,835,000       4,256,000        (157,000)      7,934,000
                                                              ------------    ------------    ------------    ------------

OTHER ASSETS
    Notes receivable                                                    --         146,000         146,000         146,000
    Investment in subsidiary                                            --              --       3,119,000 (a)   3,119,000
    Property and equipment, net                                    584,000       2,361,000                       2,945,000
    Goodwill                                                       946,000              --                         946,000
    Other intangible assets, net                                   668,000              --         100,000 (b)     768,000
    Other assets                                                    12,000          83,000                          95,000
                                                              ------------    ------------    ------------    ------------
       Total Other Assets                                        2,210,000       2,590,000       3,219,000       8,019,000
                                                              ------------    ------------    ------------    ------------

       TOTAL ASSETS                                           $  6,045,000    $  6,846,000    $  3,062,000    $ 15,953,000
                                                              ============    ============    ============    ============


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Line of Credit                                            $  1,333,000    $         --    $    894,000 (c)$  2,227,000
    Accounts payable                                               492,000         495,000                         987,000
    Current maturities of capital lease obligations                  8,000          94,000                         102,000
    Current maturities of long-term debt                           441,000         494,000                         935,000
    Accrued payroll and related expenses                            67,000              --                          67,000
    Deferred Revenue                                               187,000              --                         187,000
    Related party unearned revenue                                  41,000              --                          41,000
    Accrued expenses                                               147,000         856,000         592,000 (e)   1,595,000
                                                              ------------    ------------    ------------    ------------
       Total Current Liabilities                                 2,716,000       1,939,000       1,486,000       6,141,000
                                                              ------------    ------------    ------------    ------------

LONG-TERM LIABILITIES:
    Fair value of interest rate swap                                    --         213,000        (213,000)(e)          --
    Deferred income taxes                                               --          55,000                          55,000
    Long-term debt, less current maturities - related party             --              --       1,800,000 (c)   1,800,000
    Long-term debt, less current maturities                      2,315,000       1,627,000                       3,942,000
                                                              ------------    ------------    ------------    ------------
       Total Long-term Liabilities                               2,315,000       1,895,000       1,587,000       5,797,000
                                                              ------------    ------------    ------------    ------------

STOCKHOLDERS' EQUITY
    Common stock                                                   736,000          25,000         146,000 (f)     907,000
    Preferred stock                                                                  7,000                           7,000
    Additional paid-in capital and warrants outstanding          6,413,000              --                       6,413,000
    Retained earnings                                           (6,135,000)     18,547,000        (157,000)(d)  12,255,000
    Accumulated other comprehensive income (loss)                       --        (283,000)                       (283,000)
                                                              ------------    ------------    ------------    ------------
                                                                 1,014,000      18,296,000         (11,000)     19,299,000
    Less:  Treasury stock at cost                                       --      (9,494,000)     (5,790,000)    (15,284,000)
    Less:  Unearned ESOP shares                                         --      (5,790,000)      5,790,000              --
                                                              ------------    ------------    ------------    ------------
       Total Stockholders' Equity                                1,014,000       3,012,000         (11,000)      4,015,000
                                                              ------------    ------------    ------------    ------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $  6,045,000    $  6,846,000    $  3,062,000    $ 15,953,000
                                                              ============    ============    ============    ============

              FORTUNE DIVERSIFIED INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED
                                 AUGUST 31, 2002
                                   (UNAUDITED)

                                                       8/02 Fortune      Kingston        Nor-Cote
                                                       Includes 1        11 months       12 months       Proforma        Proforma
                                                       Month-Kings   9-1-01 to 7-31-02 ended 8/31/02    Adjustments      Combined
                                                       -----------------------------------------------------------------------------
NET REVENUE                                            $  2,342,000    $  9,560,000    $ 11,570,000    $         --    $ 23,472,000

COST OF REVENUE                                           2,107,000       8,153,000       6,073,000              --      16,333,000
                                                       ------------    ------------    ------------    ------------    ------------

GROSS PROFIT (LOSS)                                         235,000       1,407,000       5,497,000              --       7,139,000

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES             1,673,000       1,570,000       4,813,000          10,000 (f)   8,066,000
                                                       ------------    ------------    ------------    ------------    ------------

Operating Income (Loss)                                  (1,438,000)       (163,000)        684,000         (10,000)       (927,000)

OTHER INCOME (EXPENSE)
    Interest income                                          51,000           2,000         136,000              --         189,000
    Interest expense                                        (23,000)        (38,000)       (534,000)       (100,000)(g)    (695,000)
    Royalty income                                               --              --         260,000                         260,000
    Gains on investments in marketable securities, net     (597,000)             --        (159,000)             --        (756,000)
    Net loss on sale of equipment                           (23,000)         (1,000)       (278,000)             --        (302,000)
    Other income                                            (45,000)          9,000         113,000              --          77,000
                                                       ------------    ------------    ------------    ------------    ------------
       Total Other Income (Expense)                        (637,000)        (28,000)       (462,000)       (100,000)     (1,227,000)
                                                       ------------    ------------    ------------    ------------    ------------

EXTRAORDINARY CREDIT-EXTINGUISHMENT OF DEBT                      --              --              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------

Net Income (Loss) before Provision for Income Taxes      (2,075,000)       (191,000)        222,000                      (2,154,000)

PROVISION FOR INCOME TAXES                                       --              --        (153,000)        153,000 (h)          --
                                                       ------------    ------------    ------------    ------------    ------------

NET INCOME (LOSS)                                      $ (2,075,000)   $   (191,000)   $     69,000    $     43,000    $ (2,154,000)
                                                       ============    ============    ============    ============    ============


BASIC LOSS PER SHARE (based on 86,087,873 shares outstanding)                                                          $      (0.03)
                                                                                                                       ============


DILUTED INCOME PER SHARE (based on 88,321,444 shares outstanding)                                                      $      (0.02)
                                                                                                                       ============

              FORTUNE DIVERSIFIED INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED MAY 31, 2003
                                   (UNAUDITED)

                                                                                           Proforma         Proforma
                                                             Fortune        Nor-Cote      Adjustments       Combined
NET REVENUE                                               $ 10,318,000    $  7,881,000    $         --    $ 18,199,000

COST OF REVENUE                                              7,321,000       4,304,000              --      11,625,000
                                                          ------------    ------------    ------------    ------------

GROSS PROFIT (LOSS)                                          2,997,000       3,577,000              --       6,574,000

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                2,493,000       3,733,000           8,000 (i)   6,234,000
                                                          ------------    ------------    ------------    ------------

Operating Income (Loss)                                        504,000        (156,000)         (8,000)        340,000

OTHER INCOME (EXPENSE)
     Interest income                                                --          61,000              --          61,000
     Interest expense                                         (114,000)       (170,000)        (80,000)(j)    (364,000)
     Gains on investments in marketable securities, net             --         126,000              --         126,000
     Other income                                               81,000          15,000              --          96,000
                                                          ------------    ------------    ------------    ------------
        Total Other Income (Expense)                           (33,000)         32,000         (80,000)        (81,000)
                                                          ------------    ------------    ------------    ------------

Net Income (Loss) before Provision for Income Taxes            471,000        (124,000)             --         259,000

INCOME TAXES                                                        --        (123,000)        123,339 (k)          --
                                                          ------------    ------------    ------------    ------------

NET INCOME (LOSS)                                         $    471,000    $   (247,000)   $     35,339    $    259,000
                                                          ============    ============    ============    ============


BASIC INCOME PER SHARE (based on 86,087,873 shares outstanding)                                           $       0.00
                                                                                                          ============


DILUTED INCOME PER SHARE (based on 88,321,444 shares outstanding)                                         $       0.00
                                                                                                          ============

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.       Pro Forma Adjustments:

Balance sheet adjustments:

     (a) FDVI acquired NCI on July 1, 2003. Adjustment reflects NCI's net assets less NCI's net liabilities as of the purchase date.

     (b) Adjustment reflects net intangible assets, mainly consisting of customer list at the purchase date. Amount is based on the estimated fair value of NCI's assets over the estimated fair value of consideration exchanged by FDVI for 100% of NCI's common and preferred stock.

     (c) Adjustment reflects financing obtained for cash payment to NCI shareholders. The proceeds were used to pay (1) NCI's sole common stockholder and (2) participants of NCI's employee stock ownership plan for 100% of allocated preferred shares at the date of the purchase.

     (d) Adjustment reflects 100% valuation allowance recorded on NCI's deferred tax asset at the date of the purchase.

     (e) Adjustment eliminates liabilities on NCI's June 30, 2003 balance sheet due to termination of NCI's employee stock ownership plan and NCI's interest rate swap agreement at the date of the purchase.

     (f) Adjustment represents total stock issued to common stock holder of NCI at the purchase date and the estimated fair value of restricted stock warrants to key NCI employees at the date of the purchase.


Statement of operation adjustments - year ended August 31, 2002:


     (g) Adjustment reflects twelve months of amortization expense for intangible asset related to (b) above, amortized over a ten year life.

     (h) Adjustment reflects twelve months of interest expense on the $1.8M related party note payable related to (c) above, at approximately a rate per annum equal to three percent over one-month LIBOR.

     (i) Adjustment reflects the incremental provision for federal and state income taxes, considering (1) the related effects of a consolidated income tax filing with FDVI and (2) increase in the valuation allowance as defined in (d) above.


Statement of operation adjustments - nine month period ended May 31, 2003:


     (j) Adjustment reflects twelve months of amortization expense for intangible asset related to (b) above, amortized over a ten year life.

     (k) Adjustment reflects twelve months of interest expense on the $1.8M related party note payable related to (c) above, at approximately a rate per annum equal to three percent over one-month LIBOR.

     (l) Adjustment reflects the incremental provision for federal and state income taxes, considering (1) the related effects of a consolidated income tax filing with FDVI and (2) increase in the valuation allowance as defined in (d) above.

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